SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive proxy statement.

[ ]  Definitive additional materials.

[ ]  Soliciting material under Rule 14a-12.

BARRETT BUSINESS SERVICES, INC.

        (Name of Registrant as Specified in its Charter)

         (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

BARRETT BUSINESS SERVICES, INC.

April 17, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at 2:00 p.m., Pacific Time, on Thursday, May 17, 2007, at The Heathman Lodge located at 7801 N.E. Greenwood Drive, Vancouver, Washington 98662.

Matters to be presented for action at the meeting include the election of directors and such other business as may properly come before the meeting or any adjournment thereof.

We look forward to conversing with those of you who are able to attend the meeting in person. Whether or not you can attend, it is important that you sign, date, and return your proxy as soon as possible. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote personally.

Sincerely,
/s/ William W. Sherertz William W. Sherertz President and Chief Executive Officer

           BARRETT BUSINESS SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 17, 2007

You are invited to attend the annual meeting of stockholders of Barrett Business Services, Inc., to be held at The Heathman Lodge located at 7801 N.E. Greenwood Drive, Vancouver, Washington 98662, on Thursday, May 17, 2007, at 2:00 p.m., Pacific Time.

Only stockholders of record at the close of business on March 30, 2007, will be entitled to vote at the meeting.

The meeting is being held to consider and act upon the following matters:

1.	Election of directors.

2.          Such other business as may properly come before the meeting or any adjournments thereof.

Please sign and date the accompanying proxy, and return it promptly in the enclosed postage paid envelope to avoid the expense of further solicitation. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors
/s/ Michael D. Mulholland Michael D. Mulholland Secretary

Vancouver, Washington

April 17, 2007

BARRETT BUSINESS SERVICES, INC.

8100 N.E. Parkway Drive, Suite 200

Vancouver, Washington 98662

(360) 828-0700

PROXY STATEMENT 2007 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Barrett Business Services, Inc. (the "Company"), to be voted at the annual meeting of stockholders to be held on May 17, 2007, and any adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on approximately April 17, 2007.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

When a proxy in the accompanying form is properly executed and returned, the shares represented will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted FOR Item 1 in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise by written notice to the Secretary of the Company of such revocation, by a later dated proxy received by the Company, or by attending the meeting and voting in person. The mailing address of the Company's principal executive offices is 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662.

The solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone or facsimile by directors and officers of the Company without additional compensation for such services. Brokers and other persons holding shares in their names, or in the names of nominees, will be reimbursed for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies. All costs of solicitation of proxies will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The close of business on March 30, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 11,256,825 shares of Common Stock, $.01 par value ("Common Stock"), each share of which is entitled to one vote at the meeting. Common Stock is the only outstanding voting security of the Company. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the meeting is required to constitute a quorum.

ITEM 1 - ELECTION OF DIRECTORS

The directors of the Company are elected at the annual meeting of stockholders in May to serve until the next annual meeting and until their successors are elected and qualified. The Company's Bylaws authorize the Board to set the number of positions on the Board within a range of three and nine. The Board is currently comprised of six directors. Vacancies on the Board, including vacancies resulting from an increase in the number of positions, may be filled by the Board for a term ending with the next annual meeting of stockholders.

All of the nominees for election as directors are members of the present Board.

A nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present at the meeting. A duly executed proxy will be voted FOR the election of the nominees named below, unless authority to vote for a director is withheld or a proxy of a broker or other nominee is expressly not voted on this item (a "broker non-vote"). Shares not voted for the election of directors, because authority to vote is withheld, or due to a broker non-vote or failure to return a proxy, will not count in determining the total number of votes for each nominee.

If for some unforeseen reason a nominee should become unavailable for election, the number of directors constituting the Board may be reduced prior to the annual meeting or the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The following table sets forth information with respect to each person nominated for election as a director, including their ages as of February 28, 2007, business experience during the past five years, and directorships in other corporations.

Name	Principal Occupation(1)	Age	Director Since
Thomas J. Carley	Co-founder, Portal Capital, an investment management company	48	2000
James B. Hicks, Ph.D.	Director of the Women’s Cancer Genomics Initiative at Cold Spring Harbor Laboratory, a nonprofit research institution in New York	60	2001
Roger L. Johnson	Principal of Coldstream Capital Management, Inc., a wealth management firm headquartered in Bellevue, Washington	63	2006
Jon L. Justesen	Co-owner and Chief Executive Officer of Justesen Ranches located in eastern Oregon	55	2004
Anthony Meeker	Retired Managing Director of Victory Capital Management, Inc., Cleveland, Ohio, an investment management firm	67	1993
William W. Sherertz	President and Chief Executive Officer of the Company	61	1980

_______________

(1)	During the past five years, the principal occupation and other business experience of each nominee has been as follows:
(a)

Mr. Carley was President and Chief Financial Officer of Jensen Securities, a securities and investment banking firm in Portland, Oregon, for eight years until February 1998, when the company was sold to D.A. Davidson & Co. Thereafter, he was a research analyst covering technology companies and financial institutions at D.A. Davidson & Co. until December 1999. Mr. Carley was a private investor until July 2006, when he co-founded Portal Capital, an investment management company.

(b)

Dr. Hicks is also a co-founder and director of Virogenomics, Inc., a biotechnology company located in the Portland metropolitan area, for which he has served as Chief Technology Officer. He has also been a director of AVI BioPharma, Inc., since 1997.

(c)	Prior to joining Coldstream, Mr. Johnson was President and CEO of Western Pacific Investment Advisers, Inc., which was acquired by Coldstream in 2005.
(d)	Mr. Justesen has managed Justesen Ranches in eastern Oregon since 1970. He also serves as President of Buck Hollow Ranch, Inc., and is a private investor.
(e)

Mr. Meeker retired in 2003 as a Managing Director of Victory Capital Management, Inc. (formerly known as Key Asset Management, Inc.) where he was employed for ten years. Mr. Meeker is Chairman of the Board of First Federal Savings and Loan Association of McMinnville and a director of Oregon Mutual Insurance Company. From 1987 to 1993, he was Treasurer of the State of Oregon.

(f)	Mr. Sherertz also serves as Chairman of the Board of Directors.

Mr. Johnson and Mr. Justesen are first cousins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held five meetings in 2006. During 2006, each director attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board.

The Company does not have a policy regarding directors' attendance at the Company's annual meeting of stockholders. All of the Company's Board members attended last year's annual meeting.

The Board has determined that Messrs. Carley, Hicks, Johnson, Justesen, and Meeker are independent directors as defined in Rule 4200(a)(15) of the listing standards applicable to companies quoted on The Nasdaq Stock Market.

Audit and Compliance Committee

The Audit and Compliance Committee (the "Audit Committee") reviews and pre-approves audit and legally permitted non audit services provided by the Company's independent registered public accounting firm (the "independent auditors"), makes decisions concerning the engagement or discharge of the independent auditors, and reviews with management and the independent auditors the results of their audit, the adequacy of internal accounting controls, and the quality of financial reporting. The Audit Committee also develops and oversees the Company's corporate governance principles and the Company's Code of Business Conduct and Code of Ethics for Senior Financial Officers. The Audit Committee held six meetings in 2006.

The current members of the Audit Committee are Messrs. Carley (chair), Hicks, Johnson, and Meeker. The Board has determined that Thomas J. Carley is qualified to be an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"). The Board has also determined that each member of the Audit Committee, including Mr. Carley, meets the financial literacy and independence requirements for audit committee membership specified in applicable rules of the SEC under the Exchange Act and in listing standards applicable to companies quoted on The Nasdaq Stock Market. The Audit Committee's activities are governed by a written charter, a copy of which is available on the Company's website at www.barrettbusiness.com.

Compensation Committee

The Compensation Committee reviews the compensation of executive officers of the Company and makes recommendations to the Board regarding salary levels and other forms of compensation to be paid to executive officers, including decisions as to grants of options and other stock-based awards. The current members of the Compensation Committee are Messrs. Meeker (chair), Hicks, and Justesen, all of whom were "independent" as defined in Rule 4200(a)(15) of the listing standards for companies quoted on The Nasdaq Stock Market. The Compensation Committee held three meetings in 2006.

The Compensation Committee does not operate under a formal written charter. The Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers and directors. Its specific duties include reviewing the Company's bonus and equity compensation programs, CEO compensation and director compensation arrangements, and recommending changes to the Board as it deems appropriate, as well as recommending to the Board the annual compensation, including salary, bonus and equity awards, for the Company's Chief Executive Officer.

The CEO reviews the performance of each executive officer (other than himself) and makes recommendations to the Compensation Committee periodically regarding salary adjustments and awards of stock options and annually regarding cash incentive bonuses for the executive officers. Such recommendations are based upon the Company's executive officer compensation plan. The Compensation Committee is responsible for annually evaluating the CEO's performance and presenting its conclusions and recommendations regarding his compensation to the full Board for approval. The Compensation Committee exercises its own discretion in accepting or modifying the CEO's recommendations regarding the performance and compensation of the Company's other executive officers.

The Compensation Committee does not have express authority to retain outside compensation consultants and other advisors. During 2006, the Compensation Committee did not engage compensation consultants, and it has not made a practice of doing so in the past.

Nominating Committee

The Nominating Committee evaluates and recommends candidates for nomination by the Board in director elections and otherwise assists the Board in determining and evaluating the composition of the Board and its committees. The Nominating Committee also assists in identifying candidates for appointment as officers of the Company. The current members of the Nominating Committee are Messrs. Hicks (chair), Carley, Justesen, and Meeker. The Nominating Committee held one meeting in 2006.

The Board has determined that each current member of the Nominating Committee is an independent director as defined in Rule 4200(a)(15) of the listing standards applicable to companies quoted on The Nasdaq Stock Market. The Nominating Committee is governed by a written charter, which is available on the Company's website at www.barrettbusiness.com.

The Nominating Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will consider:

•	The candidate's ability to commit sufficient time to the position;
•	Professional and educational background that is relevant to the financial, regulatory, and business environment in which the Company operates;
•	Demonstration of ethical behavior;
•	Whether the candidate contributes to the goal of bringing diverse perspectives, business experience, and expertise to the Board; and
•	The need to satisfy independence and financial expertise requirements relating to Board composition.

The Nominating Committee relies on its periodic evaluations of the Board in determining whether to recommend nomination of current directors for re-election. Whenever the Nominating Committee is required to identify new director candidates, because of a vacancy or a decision to expand the Board, the Nominating Committee will poll current directors for suggested candidates. The Nominating Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate.

Once potential candidates are identified, the Nominating Committee will conduct interviews with the candidates and perform such investigations into the candidates' background as the Nominating Committee determines appropriate.

The Nominating Committee will consider director candidates suggested by stockholders for nomination by the Board. Stockholders wishing to suggest a candidate to the Nominating Committee should do so by sending the candidate's name, biographical information, and qualifications to: Nominating Committee Chair c/o Michael D. Mulholland, Secretary,

Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. Candidates suggested by stockholders will be evaluated by the same criteria and process as candidates from other sources.

Mr. Johnson was elected to the Board by current directors in November 2006. Mr. Johnson was recommended to the Company by Mr. Sherertz, the Company's President and CEO and a significant shareholder. Mr. Johnson is a first cousin of Mr. Justesen.

DIRECTOR COMPENSATION FOR 2006

The following table summarizes compensation paid to the Company's directors for services during 2006. No outside director received perquisites or other personal benefits with a total value exceeding $10,000 during 2006.

Name	Fees Earned or Paid in Cash(1)		Option Awards($)(2)	All Other Compensation		Total
Thomas J. Carley	$12,000		$—	$—		$12,000
James B. Hicks, Ph.D.	12,000		—	—		12,000
Roger L. Johnson	2,000	(3)	—	—		2,000
Jon L. Justesen	12,000		—	2,578	(4)	14,578
Anthony Meeker	12,000		—	—		12,000

(1)

Directors (other than directors who are full-time employees of the Company, who do not receive directors' fees) are entitled to receive an annual retainer of $12,000 payable in cash in monthly installments of $1,000.

(2)

No options were granted to directors in 2006. At December 31, 2006, the Company's outside directors held stock options as follows: Mr. Carley, 12,000 shares; Mr. Hicks, 9,750 shares; Mr. Johnson, 0 shares; Mr. Justesen, 3,750 shares; and Mr. Meeker, 10,500 shares. All options have an exercise price that was equal to fair market value on the date of grant. Effective with the close of business on December 30, 2005, the Compensation Committee accelerated the vesting of all outstanding stock options. All options have a ten-year term.

(3)	Mr. Johnson became a director in November 2006.
(4)	Represents amount reimbursed to cover income taxes arising out of imputed income from personal use of property in LaQuinta, California that is owned by the Company.

CODE OF ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers ("Code of Ethics"), which is applicable to the Company's Chief Executive Officer, principal financial officer, and principal accounting officer. The Code of Ethics focuses on honest and ethical conduct, the adequacy of disclosure in financial reports of the Company, and compliance with applicable laws and regulations. The Code of Ethics is included as part of the Company's Code of Business Conduct, which is generally applicable to all of the Company's directors, officers, and employees. The Code of Business Conduct and Code of Ethics for Senior Financial Officers is available on the Company's website at www.barrettbusiness.com.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS

AND MANAGEMENT

Beneficial Ownership Table

The following table gives information regarding the beneficial ownership of Common Stock as of March 30, 2007, by each director and executive officer and by all directors and executive officers of the Company as a group. In addition, it gives information about each other person or group known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Information as to beneficial stock ownership is based on data furnished by the stockholder. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and dispositive powers.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Percent of Class
5 Percent Beneficial Owners
Manulife Financial Corporation(1)	604,790	(3)	5.4%
Nancy B. Sherertz(1)	1,224,273	(4)	10.9%
William W. Sherertz(1)	3,000,822	(5)	25.7%
Directors and Executive Officers
Thomas J. Carley	21,800		*
Michael L. Elich	71,248		*
James B. Hicks, Ph.D.	17,250		*
Roger L. Johnson	100		*
Jon L. Justesen	20,400		*
Anthony Meeker	14,175		*
Michael D. Mulholland	61,150		*
William W. Sherertz(1)	3,000,822	(5)	25.7%
Gregory R. Vaughn	63,188		*
All directors and executive officers as a group (9 persons)	3,270,132		27.4%

_______________

*	Less than 1% of the outstanding shares of Common Stock.
(1)

The addresses of persons owning beneficially more than 5% of the outstanding Common Stock are as follows: Manulife Financial Corporation, 200 Bloor Street East, North Tower 11, Toronto, Ontario, Canada; Nancy B. Sherertz, 27023 Rigby Lot Road, Easton, Maryland 21601; and William W. Sherertz, 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662. Nancy B. Sherertz and William W. Sherertz are not related to each other.

(2)

Includes options to purchase Common Stock as follows: Mr. Carley, 12,000 shares; Mr. Elich, 68,248 shares; Dr. Hicks, 9,750 shares; Mr. Johnson, 0 shares; Mr. Justesen, 3,750 shares; Mr. Meeker, 10,500 shares; Mr. Mulholland, 60,400 shares; Mr. Sherertz, 438,393 shares; Mr. Vaughn, 61,688 shares; and all directors and executive officers as a group, 664,728 shares.

(3)

Based on information contained in Schedule 13G filed February 2, 2007, by Manulife Financial Corporation and certain related entities. The Schedule 13G reports that an indirect, wholly-owned subsidiary, MFC Global Investment Management (U.S.), LLC, beneficially owns the listed number of shares and has shared voting and dispositive powers with respect to 603,350 shares and sole voting and dispositive powers with respect to 1,440 shares. The Schedule 13G indicates that another subsidiary, John Hancock Advisors, LLC, shares voting and dispositive powers with respect to 603,350 shares, and that a third-subsidiary, MFC Global Investment Management (U.S.A.) Limited, has sole voting and dispositive powers with respect to an additional 3,651 shares that are not included in the listed figure.

(4)

As reported by Ms. Sherertz in a Form 4 report dated March 22, 2007, filed with the SEC under Section 16 of the Securities Exchange Act of 1934. Ms. Sherertz disclaims beneficial ownership of an additional 17,884 shares held by her children.

(5)

Includes 10,500 shares held by Mr. Sherertz's wife, 66,479 shares held by Mr. Sherertz for his children, and 17,390 shares held by him for his niece, as to each of which he shares voting and dispositive powers, and 15,000 shares included in his mother's estate for which he is executor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act ("Section 16") requires that reports of beneficial ownership of Common Stock and changes in such ownership be filed with the SEC by Section 16 "reporting persons," including directors, executive officers, and certain holders of more than 10% of the outstanding Common Stock. To the Company's knowledge, all Section 16 reporting requirements applicable to known reporting persons were complied with for transactions and stock holdings during 2006.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP ("Moss Adams") as the Company's independent registered public accounting firm to examine the financial statements of the Company for the fiscal year ending December 31, 2007.

Moss Adams was the Company's independent registered public accounting firm with respect to its audited financial statements for the year ended December 31, 2006. The Company expects representatives of Moss Adams to be present at the 2007 annual meeting of stockholders and to be available to respond to appropriate questions. They will have the opportunity to make a statement at the annual meeting if they desire to do so.

MATTERS RELATING TO OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Principal Independent Registered Public Accounting Firm

The following fees were billed by Moss Adams for professional fees rendered to the Company in fiscal 2006:

2006
Audit Fees(1)	$385,000
Audit Related Fees(2)	$—
Tax Fees	$—
All Other Fees(3)	$21,000

_______________

(1)

Consists of fees for professional services rendered for the audit of the Company's annual financial statements for fiscal 2006 and for review of financial statements included in quarterly reports on Form 10-Q filed during 2006.

(2)	Refers to assurance and related services that are reasonably related to the audit or review of a company's financial statements and that are not included in audit fees.
(3)

Consists primarily of services related to a cost segregation study on a Company-owned building and a payroll tax certification report in connection with the Company's business licensing requirements in certain states.

Pre-Approval Policy

The Company has adopted a policy requiring pre-approval by the Audit Committee of all fees and services of the Company's independent registered public accounting firm (the "independent auditors"), including all audit, audit-related, tax, and other legally-permitted services. Under the policy, a detailed description of each proposed service is submitted to the Audit Committee jointly by the independent auditors and the Company's chief financial officer, together with a statement from the independent auditors that such services are consistent with the SEC's rules on auditor independence. The policy permits the Audit Committee to pre-approve lists of audit, audit-related, tax, and other legally-permitted services. The maximum term of any preapproval is 12 months. Additional pre-approval is required for services not included in the pre-approved categories and for services exceeding pre-approved fee levels. The policy allows the Audit Committee to delegate its pre-approval authority to one or more of its members provided that a full report of any pre-approval decision is provided to the full Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by Moss Adams in 2006 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In discharging its responsibilities, the Audit Committee and its individual members have met with management and with the Company's independent registered public accounting firm (the "independent auditors"), Moss Adams LLP, to review their audit process and the Company's accounting functions. The Committee discussed and reviewed with the Company's independent auditors all matters that the independent auditors were required to communicate and discuss with the Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to the independent auditors' independence. The Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditors any relationships that may affect their objectivity and independence.

Based on its review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2006, be included in the Company's Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE
Thomas J. Carley, Chair James B. Hicks, Ph.D. Roger L. Johnson Anthony Meeker

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee is charged with carrying out the Board's overall responsibilities relating to compensation of the Company's executive officers. The Compensation Committee has reviewed the following section entitled "Compensation Discussion and Analysis" and has discussed its contents with members of the Company's management. Based on its review and discussions, the Compensation Committee has recommended to the Board of Directors that the following section be included in the proxy statement, as well as in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, through its incorporation by reference from the proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Anthony Meeker, Chair James B. Hicks, Ph.D. Jon L. Justesen

Compensation Discussion and Analysis

Compensation Philosophy and Objectives. The Compensation Committee (for purposes of this section, the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The goal of the Committee is to ensure that the total compensation paid to the Company's executive officers is fair, reasonable and competitive.

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual or long-term strategic goals by the Company. The principles underlying our compensation policies are:

•	to attract and retain qualified people;
•	to provide competitive compensation relative to compensation paid to similarly situated executives; and
•	to align the interests of executives to build long-term shareholder value.

2006 Executive Compensation Components. For the fiscal year ended December 31, 2006, the principal components of compensation for executive officers were:

•	base salary; and
•	performance-based cash incentive compensation.

Base Salary

In determining base salaries for executives, the Committee primarily considers:

•	available market data;
•	suggestions from the Chief Executive Officer;
•	scope of responsibilities; and
•	individual performance of the executive.

Salary levels of executive officers are reviewed periodically by the Committee and the CEO as part of the performance review process, as well as upon a promotion or other change in job responsibility. Merit-based salary increases for executive officers are based on the Committee's assessment of recommendations put forth by the CEO. The Compensation Committee accepted management's recommendation that salary levels for the Company's executive officers remain unchanged during 2006, as reflected in the following table.

Name	Position	Annual Base Salary	% Increase
William W. Sherertz	President and CEO	$250,000	0%
Michael L. Elich	Vice President and Chief Operating Officer	$175,000	0%
Michael D. Mulholland	Vice President — Finance, Treasurer, and Secretary	$200,000	0%
Gregory R. Vaughn	Vice President	$165,000	0%

Performance-Based Cash Incentive Compensation

The Company has in place an Annual Cash Incentive Bonus Award Program for Executive Officers (the "Incentive Program"). Under the Incentive Program, an annual bonus is paid based on the Company's annual Return on Equity ("ROE"). ROE is calculated by dividing the Company's current year's net income (before taking into account the provision for executive officer bonuses) by the Company's total shareholders' equity as of December 31 of the preceding year. In February of each year, after the Company's financial results for the prior year have been finalized, bonuses are determined, in part, by multiplying the officer's salary during the preceding year by the Company's ROE. The Compensation Committee, in its discretion, may approve the payment of additional bonus amounts in excess of the amounts calculated under the pre-approved ROE formula.

The Company's return on equity was 19.2% for 2006. The Committee determined to award cash incentive bonuses for 2006 in amounts not less than the amounts paid in 2005.

Long-Term Equity Incentive Compensation

In prior years, the Committee has granted stock options to executive officers and other key employees under the Company's 2003 Stock Incentive Plan. No grants were made to executive officers in 2006. The Company is reviewing whether equity compensation will be a part of its compensation program in the future in light of the requirement to expense all equity incentive awards.

When granted, stock options typically have an exercise price equal to or greater than the market value of the Common Stock on the date of grant. The amount of options granted to an executive officer is based on his performance and relative responsibilities and the Company's policies and practices at the time.

Retirement and Other Benefits

Employees, including executive officers, may participate in the Company's 401(k) defined contribution plan. The Company matches each employee's contributions at a rate of 100% on the first 3% of salary deferrals and 50% on the next 2% of salary deferrals, with a maximum Company paid match of $8,800. Mr. Sherertz is also provided with an automobile allowance and occasionally uses the Company's plane for personal purposes.

Mr. Elich and Mr. Mulholland each have employments agreement with the Company that provide for severance benefits in certain circumstances as described under "Potential Payments upon Termination or Change in Control" below.

Deductibility of Executive Compensation. The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which limits the deductibility for federal income tax purposes of annual compensation totaling more than $1,000,000 paid to certain executive officers, with exceptions for qualifying performance-based compensation. The Company believes that compensation paid to its executive officers is fully deductible for federal income tax purposes.

Summary Compensation Table

The following table sets forth the compensation received by the Chief Executive Officer, the Chief Financial Officer, and the Company's other two executive officers for services in 2006.

Name and Principal Position	Year	Salary	Option Awards ($)	Non-Equity Incentive Plan Compensation (1)	All Other Compensation		Total Compensation
William W. Sherertz President and Chief Executive Officer	2006	$250,000	$—	$81,836	$139,823	(2)	$471,659
Michael L. Elich Vice President and Chief Operating Officer	2006	$175,000	$—	$53,193	$10,982	(3)	$239,175
Michael D. Mulholland Vice President-Finance, Treasurer, and Secretary	2006	$200,000	$—	$65,469	$—		$265,469
Gregory R. Vaughn Vice President	2006	$165,000	$—	$54,012	$9,554	(4)	$228,566

(1)

Represents bonuses paid pursuant to the Incentive Program with respect to performance during 2006. Additional information regarding the Incentive Program appears under the heading "Compensation Discussion and Analysis" above and in the following table.

(2)

Amounts shown for Mr. Sherertz include $77,121 for reimbursement of the payment of life insurance premiums and $41,527 to reimburse him for personal income taxes with respect to those amounts. Amounts for Mr. Sherertz also include $12,000 as an annual car allowance, $6,042 for personal use of the corporate aircraft, and $3,133 to reimburse him for income taxes arising out of imputed income from his personal use of the Company-owned property in LaQuinta, California.

(3)

Amounts include $2,182 to reimburse him for income taxes arising out of imputed income from his personal use of the LaQuinta property and $8,800 representing matching contributions under the Company's 401(k) plan.

(4)

Amounts include $793 to reimburse him for income taxes arising out of imputed income from his personal use of the LaQuinta property and $8,761 representing matching contributions under the Company's 401(k) plan.

Incentive Compensation

The following table sets forth information regarding awards under the Incentive Program to the named executive officers during the year ended December 31, 2006. No awards were made to named executive officers under the Company's 2003 Stock Incentive Plan.

Grants of Plan-Based Awards During 2006

Name	Estimated Potential Payouts Under Non- Equity Incentive Plan Awards ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Option Awards ($)(3)
William W. Sherertz	$81,836	—	$—	$—
Michael L. Elich	$55,193	—	$—	$—
Michael D. Mulholland	$65,469	—	$—	$—
Gregory R. Vaughn	$54,012	—	$—	$—

(1)	Represents amounts paid under the Incentive Program for 2006. As described in "Compensation Discussion and Analysis" above, each officer is paid a bonus calculated based in part on the Company's ROE.

The following information with respect to stock options exercised during the fiscal year ended December 31, 2006, is presented for the named executive officers.

Option Exercises and Stock Vested During 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
William W. Sherertz	—	$—
Michael L. Elich	—	$—
Michael D. Mulholland	36,000	$877,549
Gregory R. Vaughn	75,000	$1,807,815

The table below provides information regarding outstanding stock options held by the named executive officers at the end of 2006.

Outstanding Equity Awards at December 31, 2006

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration Date
	Exercisable(1)
William W. Sherertz	98,697	$15.20	7/01/2015
	27,660	9.27	3/04/2014
	19,536	9.87	11/28/2013
	75,000	2.01	6/04/2013
	180,000	2.20	8/20/2012
	37,500	2.50	3/16/2011
Michael D. Mulholland	43,073	$15.20	7/01/2015
	12,072	9.27	3/04/2014
	5,250	2.01	6/04/2013
	5	2.42	3/01/2011
Gregory R. Vaughn	26,908	$15.20	7/01/2015
	7,541	9.27	3/04/2014
	15,000	2.01	6/04/2013
	12,239	2.42	3/01/2011
Michael L. Elich	25,000	$15.20	7/01/2015
	3,873	9.27	3/04/2014
	16,875	2.01	6/04/2013
	7,500	2.00	8/20/2012
	15,000	2.70	10/01/2011

(1)

The Compensation Committee accelerated the vesting of all outstanding unvested stock options as of the close of business on December 30, 2005. No new options have been granted since that date. As a result, all outstanding options are fully exerciseable.

Additional Equity Compensation Plan Information

The following table summarizes information regarding shares of the Company's Common Stock that may be issued upon exercise of options, warrants, and rights under the Company's existing equity compensation plans and arrangements as of December 31, 2006. The only plan or arrangement under which equity compensation could be awarded at December 31, 2006, was the Company's 2003 Stock Incentive Plan, which was approved by stockholders in May 2003. Prior to 2003, grants of stock options were made under the Company's 1993 Stock Incentive Plan, which had been approved by stockholders. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights under both plans, and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options.

Plan Category	A. Number of securities to be issued upon exercise of outstanding options, warrants, and rights	B. Weighted- average exercise price of outstanding options, warrants, and rights	C. Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders	739,303	$7.11	93,877
Equity compensation plans or arrangements not approved by stockholders	0	N/A	0
Total	739,303	$7.11	93,877

Potential Payments Upon Termination or Change in Control

Michael D. Mulholland, the Company's Vice President-Finance, Treasurer, and Secretary, and Michael L. Elich, the Company's Vice President and Chief Operating Officer, are parties to agreements with the Company that may result in payments to them upon a termination or change in control.

Mr. Mulholland's employment agreement, which was effective January 26, 1999, provides that if Mr. Mulholland's employment is terminated by the Company following a change in control of the Company other than by reason of death or disability or for cause, or by Mr. Mulholland within 90 days following a change in duties related to a change in control of the Company, he will be entitled to receive a lump sum payment of an amount equal to two times his then-current annual base salary.

For purposes of Mr. Mulholland's agreement, change in control of the Company includes (i) any occurrence which would be required to be reported as such by the proxy disclosure rules of the SEC, (ii) the acquisition by a person or group (other than the Company or one of its employee benefit plans) of 30% or more of the combined voting power of its voting securities, (iii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board, (iv) certain transactions involving the merger, sale, or transfer of a majority of the assets of the Company, or (v) approval by the stockholders of a plan of liquidation or dissolution of the Company. A change in control does not, however, include a business combination transaction in which the Company becomes a privately-held company and William W. Sherertz continues as President and Chief Executive Officer.

A change in duties includes a significant change in the nature or scope of Mr. Mulholland's position, responsibilities, authorities or duties, a significant diminution in his eligibility to participate in compensation plans or benefits, a change in the location of his employment by more than 30 miles, or a significant violation of the Company's obligations under his agreement.

Mr. Mulholland's agreement is subject to automatic extension for an additional year annually unless either party notifies the other of an election to terminate the agreement by December 27 of the prior year. In the event of a change in control of the Company, the agreement will be renewed automatically for a two-year period beginning with the day immediately preceding the change in control.

Mr. Elich's employment agreement, which was effective October 1, 2001, provides that, in the event that Mr. Elich's employment is terminated by the Company other than for cause or by Mr. Elich within 90 days following a change in duties (as described above), in each case only in the event of any circumstance that causes William W. Sherertz to relinquish his management position as President and Chief Executive Officer of the Company, he will be entitled to a lump-sum payment in an amount equal to 100% of his then annual base salary.

Mr. Elich's agreement includes confidentiality, non-competition, and non-solicitation provisions. The non-competition and non-solicitation provisions limit his activities for 18 months after most types of terminations of employment, whether or not severance has been paid to him.

The following table shows estimated potential pay-outs to Mr. Mulholland and Mr. Elich, assuming that their respective employment with the Company was terminated under circumstances that triggered a right to payment as described above, and termination occurred on the last business day of 2006.

Name	Cash Payment Amount
Michael L. Elich	$175,000	(1)
Michael D. Mulholland	$400,000	(1)

(1)	Each executive will be entitled to the listed amount only under the circumstances described above. If a payment is triggered, it must be paid in a lump sum within three days of termination.

RELATED PERSON TRANSACTIONS

None.

Under the charter of the Audit and Compliance Committee of the Company's Board of Directors, the Audit Committee must determine whether or not to approve any transaction between the Company and a director, officer or shareholder that, if it did occur, would be required to be disclosed in the Company's proxy statement. There are no written procedures regarding review or approval of any such transactions, and no specific standards are employed by the Audit Committee in determining whether or not to approve a particular transaction.

OTHER MATTERS

Management knows of no matters to be brought before the annual meeting other than the election of directors. However, if any other business properly comes before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter in accordance with their judgment pursuant to the discretionary authority given in the proxy.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted by e-mail to bod@bbsihq.com. All directors have access to this e-mail address. Communications to individual directors or committees should be sent to the attention of the intended recipient. The chair of the Audit Committee will be primarily responsible for monitoring e-mails to the Board (or its members or committees) and for forwarding messages as appropriate.

Stockholder communications sent by regular mail to the attention of the Board of Directors (or to individual directors or committees) will be forwarded as the chair of the Audit Committee deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board's (or such other intended recipient's) responsibilities or are otherwise inappropriate or frivolous.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2008

Stockholder proposals submitted for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2008 must be received by the Company by December 19, 2007. Any such proposal should comply with the SEC's rules governing stockholder proposals submitted for inclusion in proxy materials. Proposals should be addressed to Michael D. Mulholland, Secretary, Barrett Business Services, Inc., 8100 N.E. Parkway Drive, Suite 200, Vancouver, Washington 98662.

For any proposal that is not submitted for inclusion in next year's proxy materials, but instead is sought to be presented directly at the 2007 annual meeting of stockholders, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 3, 2007, and advises stockholders in the 2007 proxy materials about the nature of the matter and how management intends to vote on such matter; or (2) has not received notice of the proposal by the close of business on March 3, 2007. Notices of intention to present proposals at the 2007 annual meeting should be forwarded to the address listed above.

April 17, 2007	BARRETT BUSINESS SERVICES, INC.

PROXY

BARRETT BUSINESS SERVICES, INC.

Annual Meeting of Stockholders—May 17, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William W. Sherertz and Anthony Meeker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Common Stock of Barrett Business Services, Inc., which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on Thursday, May 17, 2007, at 2:00 p.m., or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

/FOLD AND DETACH HERE/

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.

1. To elect six directors to a one-year term.	FOR	WITHHELD FOR ALL	Please Mark Here for Address Change or Comments ☐ SEE REVERSE SIDE
Nominees:	☐	☐
01 Thomas J. Carley
02 James B. Hicks, Ph.D.
03 Roger L. Johnson
04 Jon L. Justesen
05 Anthony Meeker
06 William W. Sherertz

Withheld for the nominees you list below:

(Write the name of nominee(s) in the space

provided below.)

_______________________________________________

2.  To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

The undersigned acknowledges receipt of the 2007 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

Dated: ___________________________, 2007

________________________________________________

Signature

________________________________________________

(Signature of stockholders)

NOTE:  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/ FOLD AND DETACH HERE /